UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2007
Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)
10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)
(615) 263-3000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Ex-10.1 Irving E. Lingo, Jr. First Amendment to Employment Agreement and General Release
Ex-10.3 Kenneth A. Bouldin Employment Agreement
Ex-10.4 G.A. Puryear IV Employment Agreement
Ex-10.5 Richard P. Seiter First Amended and Restated Employment Agreement

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 13, 2007, Corrections Corporation of America (the “Company”) entered into new employment agreements, or amendments to existing employment agreements, with certain of its named executive officers. The terms and conditions of each of these agreements are described below.
Amendment to Irving E. Lingo, Jr. Employment Agreement
     As previously disclosed, Irving E. Lingo, Jr. has decided to step down from his current position as Executive Vice President, Chief Financial Officer and Assistant Secretary of the Company, effective March 16, 2007. Mr. Lingo, however, has agreed to remain with the Company for a one-year period of time in order to assist the new Chief Financial Officer of the Company and to provide other assistance to the Company as needed. In connection therewith, the Company and Mr. Lingo have entered into an amendment to Mr. Lingo’s employment agreement and general release (the “Agreement”), pursuant to which Mr. Lingo will remain an employee of the Company until March 17, 2008. During this time, Mr. Lingo will continue to receive his current annual base salary of $353,550 as well as customary life and health insurance benefits (to the extent permissible under the Company’s insurance plans), but will no longer have the right to receive a bonus pursuant to the Company’s 2007 Cash Incentive Plan or any similar incentive plan adopted for the 2008 fiscal year. Additionally, Mr. Lingo will no longer be entitled to receive any severance payments or other benefits in the event of a termination of his employment without “cause” or in connection with a change in control of the Company, as was the case under Mr. Lingo’s prior employment agreement. As provided for in the Agreement, Mr. Lingo has also agreed to forfeit his February 2007 option grant as well as all of his unvested restricted stock and to release any potential claims he may have against the Company arising from or during his employment as Executive Vice President, Chief Financial Officer and Assistant Secretary of the Company.
     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1. The terms of Mr. Lingo’s original employment agreement are described in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 6, 2005. Such description is incorporated by reference herein.
Employment Agreements with Kenneth A. Bouldin, G. A. Puryear IV and Richard P. Seiter
     On March 13, 2007, the Company also entered into new employment agreements with Kenneth A. Bouldin, Executive Vice President and Chief Development Officer of the Company and G.A. Puryear IV, Executive Vice President, General Counsel, and Secretary of the Company as well as an amended and restated employment agreement with Richard P. Seiter, Executive Vice President and Chief Corrections Officer of the Company. The material terms of each of these employment agreements are generally as described below.
     Duties. Each of the executives will continue to serve in their current offices and such other office or offices to which he may be appointed or elected by the Board of Directors of the Company.
     Term. Subject to the termination provisions described below, the term of each of the employment agreements expires on December 31, 2007 and is subject to three one-year automatic renewals unless either party gives not less than 60 days prior written notice to the other party that it is electing not to extend the agreement.

     Compensation. Each agreement provides for the executive to continue to receive his current annual base salary as well as customary benefits, including bonuses pursuant to the Company’s cash compensation incentive plans (assuming applicable performance targets are met), stock options or restricted stock awards pursuant to the Company’s equity incentive plans, life and health insurance, and reimbursement for membership fees in connection with memberships in professional and civic organizations which are approved in advance by the Company. Pursuant to the terms of each agreement, the Company will also reimburse the executive for all reasonable travel and other business expenses incurred by such executive in performance of his duties. Compensation payable under the agreements is subject to annual review by the Board of Directors, or a committee or subcommittee thereof to which compensation matters have been delegated, and may be increased based on the executive’s personal performance and the performance of the Company.
     Termination of Agreement. Under each of the agreements, if the Company terminates the employment of the executive with “cause,” it is only required to pay the executive his salary earned through the date of such termination. If the Company terminates the employment of the executive without “cause,” including non-renewal by the Company, the Company generally is required to pay a cash severance payment equal to the executive’s annual base salary then in effect, payable in accordance with a predetermined schedule based on the date of termination. In the event of termination in connection with a “change in control,” whether by resignation or otherwise, the executive will be entitled to receive (i) a lump sum cash payment equal to 2.99 times his base salary then in effect, (ii) certain tax reimbursement payments, and (iii) coverage under existing life, medical, disability, and health insurance plans for a period of one year.
     Non-Competition. Pursuant to the terms of each of the agreements, the executive is prohibited from competing with the Company during the term of his employment and for a period of one year following termination of employment. The executive is also subject to certain confidentiality and non-disclosure provisions.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the employment agreements of Mr. Bouldin, Mr. Puryear and Mr. Seiter, which are attached hereto as Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, respectively.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

10.1	First Amendment to Employment Agreement and General Release, dated as of March 13, 2007, with Irving E. Lingo, Jr.

10.2
Employment Agreement, dated as of January 3, 2005, with Irving E. Lingo, Jr. (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (Commission File No. 001-16109), filed with the Securities and Exchange Commission on January 6, 2005 and incorporated herein by this reference).

10.3	Employment Agreement, dated as of March 13, 2007, with Kenneth A. Bouldin.

10.4	Employment Agreement, dated as of March 13, 2007, with G.A. Puryear IV.

10.5	First Amended and Restated Employment Agreement, dated as of March 13, 2007, with Richard P. Seiter.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 13, 2007	CORRECTIONS CORPORATION OF AMERICA
	By:	/s/ John D. Ferguson
John D. Ferguson
President and Chief Executive Officer